Exhibit 10.18

AMENDMENT NO. 1 TO
PURCHASE AND SALE AGREEMENT
THIS AMENDMENT NO. 1 TO PURCHASE AND SALE AGREEMENT, dated as of April 26, 2013, (this “Amendment”) is entered into by and between BDCA Funding I, LLC, as the purchaser (in such capacity, the “Purchaser”), and Business Development Corporation of America, as the seller (in such capacity, the “Seller”), and is consented to by Wells Fargo Bank, National Association, as the required lender (in such capacity, the “Required Lender”), Wells Fargo Securities, LLC, as the administrative agent (in such capacity, the “Administrative Agent”), and U.S. Bank National Association, as the collateral agent (the “Collateral Agent”). Capitalized terms used but not defined herein have the meanings provided in the Agreement (as defined below).
R E C I T A L S
WHEREAS, reference is made to the Purchase and Sale Agreement, dated as of July 24, 2012 (as amended, modified, waived, supplemented or restated from time to time, the “Agreement”), by and between the Purchaser and the Seller; and
WHEREAS, the parties hereto desire to further amend the Agreement in certain respects as specified herein, pursuant to and in accordance with Section 10.3 of the Agreement;
NOW, THEREFORE, based upon the above Recitals, the mutual premises and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:
SECTION 1.AMENDMENT.
Section 6.2(b)(viii) of the Agreement is hereby amended and restated in its entirety as follows:
“(viii)    the Outstanding Balance of all Loan Assets (other than Warranty Loan Assets) transferred pursuant to Section 2.07(e) of the Loan and Servicing Agreement or substituted pursuant to this Section 6.2 during the 12-month period immediately preceding the proposed date of sale (or such lesser number of months that shall have elapsed since April 26, 2013 as of such date) does not exceed 20% of the Maximum Facility Amount.”

SECTION 2.AGREEMENT IN FULL FORCE AND EFFECT AS AMENDED.
Except as specifically amended hereby, all provisions of the Agreement shall remain in full force and effect. After this Amendment becomes effective, all references to the Agreement and corresponding references thereto or therein such as “hereof”, “herein”, or words of similar effect referring to the Agreement shall be deemed to mean the Agreement as amended hereby. This

Amendment shall not be deemed to expressly or impliedly waive, amend or supplement any provision of the Agreement other than as expressly set forth herein.
SECTION 3.REPRESENTATIONS.
Each of the Purchaser and the Seller, severally for itself only, represents and warrants as of the date of this Amendment as follows:
(i)it is duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization;
(ii)the execution, delivery and performance by it of this Amendment and the Agreement as amended hereby are within its powers, have been duly authorized, and do not contravene (A) its charter, by-laws, or other organizational documents, or (B) any Applicable Law;
(iii)no consent, license, permit, approval or authorization of, or registration, filing or declaration with any governmental authority, is required in connection with the execution, delivery, performance, validity or enforceability of this Amendment and the Agreement as amended hereby by or against it;
(iv)this Amendment has been duly executed and delivered by it;
(v)each of this Amendment and the Agreement as amended hereby constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally or by general principles of equity; and
(vi)there is no Unmatured Event of Default, Event of Default or Seller Termination Event.
SECTION 4.CONDITIONS TO EFFECTIVENESS.
The effectiveness of this Amendment is conditioned upon: (i) delivery and execution of certain amendments to the Loan and Servicing Agreement and (ii) delivery of executed signature pages by all parties hereto to the Administrative Agent.
SECTION 5.MISCELLANEOUS.
(a)The Administrative Agent and Wells Fargo Bank, National Association, as the sole Lender and Lender Agent hereby waive the requirement that the Purchaser provide at least ten Business Days’ prior written notice of this Amendment. The Administrative Agent and the Required Lenders hereby authorize, direct and consent to the execution of this Amendment by the Collateral Agent.

(b)This Amendment may be executed in any number of counterparts (including by facsimile or e-mail), and by the different parties hereto on the same or separate counterparts, each of which shall be deemed to be an original instrument but all of which together shall constitute one and the same agreement.
(c)The descriptive headings of the various sections of this Amendment are inserted for convenience of reference only and shall not be deemed to affect the meaning or construction of any of the provisions hereof.
(d)This Amendment may not be amended or otherwise modified except as provided in the Agreement.
(e)The failure or unenforceability of any provision hereof shall not affect the other provisions of this Amendment.
(f)Whenever the context and construction so require, all words used in the singular number herein shall be deemed to have been used in the plural number, and vice versa, and the masculine gender shall include the feminine and neuter and the neuter shall include the masculine and feminine.
(g)This Amendment and the Agreement represent the final agreement among the parties with respect to the matters set forth therein and may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements among the parties. There are no unwritten oral agreements among the parties with respect to such matters.
(h)THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE CHOICE OF LAW PROVISIONS SET FORTH IN THE AGREEMENT AND SHALL BE SUBJECT TO THE WAIVER OF JURY TRIAL AND NOTICE PROVISIONS OF THE AGREEMENT.
[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to be executed by their respective officers thereunto duly authorized, as of the date first above written.
BDCA FUNDING I, LLC,
as the Purchaser

By: BUSINESS DEVELOPMENT
CORPORATION OF AMERICA, Member of
BDCA Funding I, LLC
By:    /s/ Nick Radesca
    Name: Nick Radesca
    Title: Chief Financial Officer
BUSINESS DEVELOPMENT
CORPORATION OF AMERICA,
as the Seller
By:    /s/ Nick Radesca
    Name: Nick Radesca
    Title: Chief Financial Officer

[SIGNATURES CONTINUE ON THE FOLLOWING PAGE]
AND CONSENTED TO BY:

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as the Required Lender
By:        /s/ Raj Shah
    Name: Raj Shah
    Title: Managing Director
AND CONSENTED TO BY:

WELLS FARGO SECURITIES, LLC,
as the Administrative Agent
By:    /s/ Mike Romanzo
    Name: Mike Romanzo
    Title: Director
AND CONSENTED TO BY:

U.S. BANK NATIONAL ASSOCIATION,
as the Collateral Agent
By:    /s/ Jeffrey B. Stone
    Name: Jeffrey B. Stone
    Title: Vice President